                               OFFER TO EXCHANGE

                     UP TO 6,315,789 SHARES OF COMMON STOCK

                                       OF

                               RSTAR CORPORATION

                                      FOR

                                      CASH

                                      AND
                ORDINARY SHARES OF GILAT SATELLITE NETWORKS LTD.

        THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

           EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,


             MARCH 19, 2002, UNLESS THE EXCHANGE OFFER IS EXTENDED.



                                                               February 14, 2002


To Our Clients:


     Enclosed for your consideration are the Offer to Exchange/Prospectus dated February 14, 2002 (as amended or supplemented, the "Offer to Exchange/Prospectus") and the related Letter of Transmittal, including the Instructions thereto which constitute a part thereof (as amended or supplemented, the "Letter of Transmittal") in connection with the offer by rStar Corporation, a Delaware corporation ("rStar"), to exchange up to 6,315,789 shares of its common stock, $0.01 par value per share (the "rStar Common Stock"), for consideration per share of rStar Common Stock consisting of 0.0738 of an ordinary share of Gilat Satellite Networks Ltd., an Israeli corporation and a majority stockholder of rStar ("Gilat"), and cash consideration in an amount between $0.32 and $1.58, less any required withholding of taxes, net to the seller, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus and in the related Letter of Transmittal (which together constitute the "Exchange Offer"). The exact amount of the cash consideration will be determined pursuant to a formula described in the Offer to Exchange/Prospectus, which is based upon the average closing price of the Gilat ordinary shares over a period of time ending before the expiration of the Exchange Offer. Shares of rStar Common Stock held by Gilat and its corporate affiliates will not be tendered in the Exchange Offer.


     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES OF rSTAR COMMON STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF rSTAR COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF rSTAR COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

     WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH TO HAVE US TENDER ON YOUR BEHALF ANY OR ALL OF THE SHARES OF rSTAR COMMON STOCK HELD BY US FOR YOUR ACCOUNT, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE EXCHANGE OFFER.

     Your attention is directed to the following:

          1. The consideration that will be given for each share of rStar Common Stock tendered and exchanged is 0.0738 of an ordinary share of Gilat and cash consideration in an amount between $0.32 and $1.58, less any required withholding of taxes, net to the seller, without interest thereon. The exact amount of the cash consideration will be determined pursuant to a formula described in the Offer to
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     Exchange/Prospectus, which is based upon the average closing price of the
     Gilat ordinary shares over a period of time ending before the expiration of the Exchange Offer.

          2. The Exchange Offer is for up to 6,315,789 shares of rStar Common Stock, which represents approximately 29% of the shares of rStar Common Stock not held by Gilat or its corporate affiliates.

          3. The Exchange Offer is not conditioned on any minimum number of shares of rStar Common Stock being tendered. However, the Exchange Offer is subject to several conditions, as well as the proration provisions, which are described in the Offer to Exchange/Prospectus, and which you should review in detail.

          4. In the event of proration, rStar may exchange only a portion of the shares of rStar Common Stock validly tendered and not properly withdrawn.


          5. THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MARCH 19, 2002, UNLESS THE EXCHANGE OFFER IS EXTENDED.


          6. rStar's Board of Directors has determined based on, among other things, the recommendation of a special committee comprised of independent directors, has approved the acquisition agreement and has determined that the Exchange Offer is fair to, and in the best interests of rStar stockholders. However, neither rStar nor rStar's Board of Directors is making any recommendation whether you should tender or refrain from tendering your shares of rStar Common Stock. You must make the decision whether to tender your shares of rStar Common Stock and, if so, how many shares of rStar Common Stock to tender.

          7. Stockholders who tender shares of rStar Common Stock will not be obligated to pay brokerage fees or commissions to the Information Agent or the Exchange Agent or, except as otherwise provided in Instruction 7 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of shares of rStar Common Stock pursuant to the Exchange Offer.

     If you wish to have us tender any or all of your shares of rStar Common Stock, please so instruct us by completing, executing, detaching and returning the Instruction Form set forth on the opposite side of this letter. An envelope in which to return your Instruction Form to us is enclosed. If you authorize the tender of your shares of rStar Common Stock, all such shares of rStar Common Stock will be tendered unless otherwise specified on the attached Instruction Form.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

     Neither rStar nor Gilat is aware of any jurisdiction where the making of the Exchange Offer is not in compliance with applicable law. If rStar or Gilat becomes aware of any jurisdiction where the making of the Exchange Offer or the acceptance of shares pursuant to the Exchange Offer is not in compliance with any valid applicable law, rStar and Gilat will make a good faith effort to comply with the applicable law. If, after a good faith effort, rStar cannot comply with the applicable law, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of shares residing in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer will be deemed to be made on rStar's behalf by Georgeson Shareholder (the "Information Agent") or one or more registered brokers or dealers licensed under the laws of the jurisdiction.

     In all cases, issuance of Gilat ordinary shares and payment of cash for shares of rStar Common Stock tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) certificates evidencing such shares of rStar Common Stock (or a confirmation of a book-entry transfer of such shares of rStar Common Stock in the Exchange Agent's account at DTC), (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), along with any required signatures or, in connection with a book entry transfer, an agent's message (as defined in the Offer to Exchange/Prospectus) instead of a Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

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

                                INSTRUCTION FORM

                        INSTRUCTIONS WITH RESPECT TO THE

                               OFFER TO EXCHANGE

                     UP TO 6,315,789 SHARES OF COMMON STOCK

                                       OF

                               RSTAR CORPORATION


     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Exchange/Prospectus dated February 14, 2002 (as amended or supplemented, the "Offer to Exchange/Prospectus") and the related Letter of Transmittal, including the Instructions thereto which constitute a part thereof (as amended or supplemented, the "Letter of Transmittal" which together with the Offer to Exchange/Prospectus constitute the "Exchange Offer"), in connection with the Offer by rStar Corporation, a Delaware corporation ("rStar"), to exchange up to 6,315,789 shares of its common stock, $0.01 par value per share (the "rStar Common Stock"), for consideration per share of rStar Common Stock consisting of
0.0738 of an ordinary share of Gilat Satellite Networks Ltd., an Israeli corporation and a majority stockholder of rStar ("Gilat"), and cash consideration in an amount between $0.32 and $1.58, less any required withholding of taxes, net to the seller, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Exchange/ Prospectus and in the related Letter of Transmittal. The exact amount of the cash consideration will be determined pursuant to a formula described in the Offer to Exchange/Prospectus, which is based upon the average closing price of the Gilat ordinary shares over a period of time ending before the expiration of the Exchange Offer.


     This will instruct you to tender the number of shares of rStar Common Stock indicated below (or, if no number is indicated below, all shares of rStar Common Stock) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer.

Number of shares to be tendered: ---------- shares. (Unless otherwise indicated, it will be assumed that all shares of rStar Common Stock held by you for the account of the undersigned are to be tendered.)

Account Number: ------------------------------------------------------------
SIGN HERE:
Signature(s): ------------------------------------------------------------
Print Name(s): ------------------------------------------------------------
Address(es): ------------------------------------------------------------
Area Code and Telephone
Number: --------------------------------------------------
Taxpayer Identification or Social Security Number: --------------------
Date: ----------, 2002

The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

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